UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2023

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2023, Oncocyte Corporation (the “Company”) issued a press release announcing that Joshua Riggs, the Interim Chief Executive Officer of the Company, was appointed the Chief Executive Officer of the Company, effective February 24, 2023, which was previously disclosed in a Form 8-K filed by the Company on March 2, 2023.

In connection with Mr. Riggs’ appointment, on June 6, 2023 the Company entered into an amended and restated employment agreement (the “2023 Employment Agreement”) with Mr. Riggs, effective as of May 1, 2023 (the “Riggs Effective Date”), related to his services with the Company. The 2023 Employment Agreement amends and restates Mr. Riggs’ existing employment agreement, dated as of December 2, 2022, by and between the Company and Mr. Riggs and supersedes the amended and restated change in control and severance plan agreement effective as of December 2, 2022, by and between the Company and Mr. Riggs, each as previously disclosed in a Form 8-K filed by the Company on December 5, 2022.

The 2023 Employment Agreement provides for (i) a base salary of $360,000 per annum (pro-rated for partial years), (ii) a target bonus opportunity of fifty (50%) of Mr. Riggs’ base salary, and (iii) eligibility to participate in employee benefit programs and plans offered by the Company. Mr. Riggs will also receive the following equity awards under the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”): (i) options to purchase 350,000 shares of Company common stock (the “CEO Grant”) and (ii) options to purchase 800,000 shares of Company common stock (the “Performance Grant”).

The options in the CEO Grant will vest and thereby become exercisable, generally subject to Mr. Riggs’ continued employment with the Company and compliance with any restrictive covenants by which he is bound on each vesting date, as follows: twenty-five percent (25%) of the options will vest on the one-year anniversary of the effective date of grant, and the balance of the options will vest in thirty-six (36) substantially equal monthly installments, commencing on the first anniversary of the effective date of grant. The options in the Performance Grant are subject to both time and performance vesting conditions and will vest and thereby by exercisable, generally subject to Mr. Riggs’ continued employment with the Company and compliance with any restrictive covenants by which he is bound, on December 31, 2025, based on achievement of certain specified targets with respect to the 30-day volume-weighted average price of Company’s common stock, measured as of the end of each full calendar month up through December 31, 2025. Any options in the Performance Grant that are not performance vested on December 31, 2025, will automatically be forfeited.

The CEO Grant and the Performance Grant will be granted on the third business day following June 6, 2023, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the applicable effective date of grant, determined in accordance with the Plan. Except to the extent that provisions of the Plan relating to termination of continuous service as an employee apply to the termination of options, to the extent not exercised, the options will expire ten years from the effective date of grant. The options will be incentive stock options to the extent permitted by Section 422 of the Internal Revenue Code. The CEO Grant and the Performance Grant will each be subject to the terms and conditions of a stock option agreement, the Plan, and the 2023 Employment Agreement.

In the event Mr. Riggs’ employment is terminated by the Company without Cause (excluding due to death or disability) or by Mr. Riggs for Good Reason (as each such term is defined in the 2023 Employment Agreement), in addition to any accrued but unpaid base salary and any other vested benefits (the “Accrued Obligations”), subject to the execution of a release of claims and Mr. Riggs’ continued compliance with any restrictive covenants by which he may be bound, Mr. Riggs will be entitled to receive: (i) an amount equal to twelve (12) months of Mr. Riggs’ base salary, payable at Company’s sole discretion either (x) in a lump sum on the first payroll date following the sixtieth (60th) day following the date of termination or (y) in twelve (12) equal monthly installments during the twelve (12) months following the date of termination; (ii) a pro-rated annual bonus based for the year of termination based on actual performance; (iii) reimbursement of health care premiums for up twelve (12) months following the date of termination; (iv) accelerated vesting of the next vesting tranche of any outstanding time-based equity awards; and (v) accelerated time vesting of any options in the Performance Grant that are performance-vested as of the date of termination. In the event Mr. Riggs’ employment is terminated due to death, by the Company due to Disability (as defined in the 2023 Employment Agreement) or for Cause, or by Mr. Riggs’ without Good Reason, Mr. Riggs will receive the Accrued Obligations.

The 2023 Employment Agreement also contains customary restrictive covenants, including restrictions related to non-solicitation, competitive activities, non-publicity, non-disparagement and cooperation. In addition, in connection with entering into the 2023 Employment Agreement, Mr. Riggs (i) also entered into an employee confidential information and inventions assignment agreement, the form of which is attached as Exhibit A to the 2023 Employment Agreement, and (ii) will enter into the Company’s standard form indemnification agreement for officer and directors of the Company.

The foregoing description of the 2023 Employment Agreement is not intended to be complete and is qualified in its entirety by the 2023 Employment Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, by and between the Company and Joshua Riggs, dated June 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: June 8, 2023	By:	/s/ Peter Hong
Peter Hong
General Counsel